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                                                                  EXHIBIT 10.17


                                                                       COMPUTER
                                                                           2000


Computer 2000 AG Postfach 70 01 65 - 91301 Munchen                    VORSTAND


Arthur Andersen
Mr. Scott A. Gilbert
633 West Fifth Street
Los Angeles, CA 90071-2008
USA
                                                              August 1st, 1996
and

AmeriQuest Technologies, Inc.
Mr. Dennis Fairchild
Chief Financial Officer
3 Imperial Promenade Suite 300
Santa Ana, California 92707



FILING OF AMERIQUEST FORM 10-Q FOR THE PERIOD ENDING JUNE 30TH, 1996


Gentlemen:

In connection with the above mentioned filing, we herby confirm that we are irrevocably willing to provide and/or secure, directly or indirectly, interim financing for AmeriQuest until September 30th, 1997 up to a maximum amount of US $66 million.

Furthermore, we have made available for AmeriQuest a Computer 2000 AG facility for the issuance of the guaranties related to the purchase of goods and services up to a maximum amount of US $40 million.



COMPUTER 2000 AG







/s/ Dr. Harry Krischik                        /s/ Manfred Gunzel
-----------------------------------           ------------------------------
    Dr. Harry Krischik                            Manfred Gunzel
    Co-President and Member                       Co-President and Member
    of the Executive Board                        of the Executive Board
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                                                                      COMPUTER
                                                                          2000



To:     The Board of Directors
        of AmeriQuest Technologies, Inc.
        to the attention of Dr. Harry Krischik
        6100 Hollywood Boulevard, 7th Floor
        Hollywood, Florida 33024








Re      Capital Obligation


Gentlemen:

        This will confirm the obligation of Computer 2000 AG to provide AmeriQuest Technologies, Inc. with additional financing early in calendar 1997 in the amount of at least USD 30 million. As you know, Computer 2000 currently proposes that AmeriQuest commence as soon as practicable a rights offering to all AmeriQuest stockholders in which Computer 2000 would enter into a stand-by agreement to purchase at least USD 30 million in the offering, to the extent that purchases are not made by other stockholders. In the unanticipated event that it is decided not to proceed with the rights offering, Computer 2000 will be obligated to provide, in the same time frame, at least USD 30 million in other equity or debt financing. Computer 2000 intends that the foregoing constitutes its binding obligation and understands that you will rely on it in your corporate planning for this fiscal year and in connection with the preparation of your annual report on Form 10-K for the fiscal year ended September 30, 1996 and in other filings with the Securities Exchange Commission and that your independent accountants will rely on it in connection with their report on your financial statements for such fiscal year.


                                            COMPUTER 2000 AG


                                            By: /s/ Manfred Gunzel
                                               ---------------------------
                                               Manfred Gunzel
                                               Member of the Executive Board
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                             FENWICK & WEST LLP
                      A LIMITED LIABILITY PARTNERSHIP
                    INCLUDING PROFESSIONAL CORPORATIONS

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   (415) 281-1330         FACSIMILE (415) 494-1417           (202) 463-6300


                              November 15, 1996


Mr. Scott Gilbert
Arthur Andersen LLP
633 West Fifth
Los Angeles, CA 90071


                Re:    Computer 2000 AG/AmeriQuest Technologies, Inc.
                       ----------------------------------------------

Dear Scott:

        Enclosed is a copy of the capital obligation letter I received today from Computer 2000 AG with the instructions that I send you this copy on Computer 2000 AG's behalf. This will confirm my telephone conversation with you in which I stated to you that Computer 2000 AG has indicated to me that it understands this letter to constitute its binding obligation and that it is my view that Computer 2000 AG is bound thereby.


                                        Very truly yours,



                                        /s/ Edwin N. Lowe
                                        --------------------------------
                                        Edwin N. Lowe

ENL/cw
Enclosures

cc:  Dennis Fairchild
     Martin Loeffler